June 29, 1999



Mr. Dan Berkable
President
American Toxicology Institute, Inc.
3330 Sunrise Avenue, Suite 110
Las Vegas, Nevada 89101

Re:  Memorandum of Understanding

Dear Mr. Berkable:

This memo confirms the agreement between Anonymous Data Corporation (ADC) and American Toxicology Institute, Inc. (ATI).

1. ATI is the sole contact and interface to the Las Vegas Family Courts for the "Beta Test" of ADCnet.
2. Where ADC personnel are required on site at the Las Vegas Family Courts, they will be accompanied by an ATI representative.
3. ADC will be responsible for all expenses for the Beta Test. This includes all required hardware at both the Las Vegas Family Court and the ATI Facility.
4. At the end of the Beta Test, all data (database and manual hard copy files) derived from the Beta Test will belong to the Las Vegas Family Court.
5. No material associated with this Beta Test will be distributed outside of the Las Vegas Family Court premises without the express permission of the Las Vegas Family Court.
6.   Software maintenance will be performed by ATI personnel.

Sincerely,

ANONYMOUS DATA CORPORATION              July ______, 1999
                                        Acknowledged, Agreed, Accepted
                                        & Approved
                                        ____________________________
James Beecha                            Authorized Signature
President                               American Toxicology Institute, Inc.